Northwest Bancshares, Inc., Northwest Bank, and its Subsidiaries Clawback Policy Document Classification: Board-Level Policy Owner: Kyle Kane (Chief People Officer) Responsible Committee: Enterprise Risk Management Committee Approving Committee: Compensation Committee Line of Business: Human Resources Department: Human Resources Approval Date: November 19, 2025 Review Frequency: Annual Data Classification: Internal

2 Table of Contents 1 Overview & Purpose .............................................................................................................................. 3 1.1 Introduction .................................................................................................................................... 3 1.2 Applicability & Scope ..................................................................................................................... 3 1.3 Objectives ...................................................................................................................................... 3 2 Roles and Responsibilities ..................................................................................................................... 3 3 Policy Elements ..................................................................................................................................... 3 3.1 Application of the Policy ................................................................................................................ 3 3.2 Recovery Period ............................................................................................................................ 3 3.3 Erroneously Awarded Compensation ........................................................................................... 4 3.4 Recovery Exceptions .................................................................................................................... 4 3.5 Committee Decisions .................................................................................................................... 5 3.6 No Indemnification ........................................................................................................................ 5 3.7 Agreement to Policy by Executive Officers ................................................................................... 5 3.8 Exhibit Filing Requirement ............................................................................................................ 5 3.9 Amendment ................................................................................................................................... 5 3.10 Clawback Policy Acknowledgement ............................................................................................. 5 4 Definitions .............................................................................................................................................. 6 5 Policy Governance ................................................................................................................................. 7 5.1 Policy Owner ....................................................................................................................................... 7 5.2 Policy Approval .................................................................................................................................... 7 5.3 Change Management .......................................................................................................................... 7 5.4 Non-Material Revisions ....................................................................................................................... 7 5.5 Policy Breach Escalation ..................................................................................................................... 7 5.6 Policy Exceptions ................................................................................................................................ 8 6 References ............................................................................................................................................. 8 7 Policy Administration .............................................................................................................................. 8

3 1 Overview & Purpose 1.1 Introduction The Board of Directors (the “Board”) of Northwest Bancshares, Inc. (the “Company”) believes that it is in the best interests of the Company and its shareholders to adopt this Clawback Policy (this “Policy”), which provides for the recovery of Erroneously Awarded Compensation in the event the Company is required to prepare an Accounting Restatement. 1.2 Applicability & Scope This Policy shall be interpreted to comply with the clawback rules found in 17 C.F.R. §240.10D-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related listing rules of the national securities exchange or national securities association (the “Exchange”) on which the Company has listed securities, and, to the extent this Policy is in any manner deemed inconsistent with such rules, this Policy shall be treated as retroactively amended to be compliant with such rules. 1.3 Objectives The Company has adopted this Policy as a supplement to any other clawback policies or provisions in effect now or in the future at the Company. To the extent this Policy applies to compensation payable to a person covered by this Policy, it shall supersede any other conflicting provision or policy maintained by the Company and shall be the only clawback policy applicable to such compensation and no other clawback policy shall apply; provided that, if such other policy or provision provides that a greater amount of such compensation shall be subject to clawback, such other policy or provision shall apply to the amount in excess of the amount subject to clawback under this Policy. 2 Roles and Responsibilities Refer to policy sections and definitions. 3 Policy Elements 3.1 Application of the Policy This Policy shall only apply in the event that the Company is required to prepare an Accounting Restatement and it shall apply to all Incentive-Based Compensation Received by a person: (a) after beginning service as an Executive Officer; (b) who served as an Executive Officer at any time during the performance period for such Incentive-Based Compensation; (c) while the Company had a class of securities listed on a national securities exchange or a national securities association; and (d) during the three completed fiscal years immediately preceding the Accounting Restatement Date. In addition to such last three completed fiscal years, the immediately preceding clause (d) includes any transition period that results from a change in the Company’s fiscal year within or immediately following such three completed fiscal years; provided, however, that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to twelve months shall be deemed a completed fiscal year. 3.2 Recovery Period The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation Received during the three completed fiscal years immediately preceding an Accounting Restatement Date; provided that the individual served as an Executive Officer at any time during the performance period applicable to the Incentive-Based Compensation in question. Notwithstanding the foregoing, the Policy shall only apply if the Incentive-Based Compensation is Received (1) while the Company has a class of securities listed on an Exchange, and (2) on or after October 2, 2023.

4 3.3 Erroneously Awarded Compensation The amount of Incentive-Based Compensation subject to the Policy (“Erroneously Awarded Compensation”) is the amount of Incentive-Based Compensation Received that exceeds the amount of Incentive Based-Compensation that otherwise would have been Received had it been determined based on the restated amounts in the Company’s financial statements and shall be computed without regard to any taxes paid. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement: (1) the amount shall be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received; and (2) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the Exchange. The Board shall determine, in its sole discretion, the timing and method for promptly recouping Erroneously Awarded Compensation hereunder, which may include without limitation (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Board may affect recovery under this Policy from any amount otherwise payable to the Executive Officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the Executive Officer. 3.4 Recovery Exceptions The Company shall recover reasonably promptly any Erroneously Awarded Compensation except to the extent that the conditions of paragraphs (a), (b) or (c) below apply. The Compensation Committee of the Board of Directors (the “Committee”) shall determine the repayment schedule for each amount of Erroneously Awarded Compensation in a manner that complies with this “reasonably promptly” requirement. Such determination shall be consistent with any applicable legal guidance by the Securities and Exchange Commission, judicial opinion, or otherwise. The determination of “reasonably promptly” may vary from case to case and the Committee is authorized to adopt additional rules to further describe what repayment schedules satisfy this requirement. • Erroneously Awarded Compensation need not be recovered if the direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered and the Committee has made a determination that recovery would be impracticable. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the Exchange, as required. • If applicable, Erroneously Awarded Compensation need not be recovered if recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of home country law, the Company shall obtain an opinion of home country counsel, acceptable to the Exchange, that recovery would result in such a violation and shall provide such opinion to the Exchange. • Erroneously Awarded Compensation need not be recovered if recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Code and regulations thereunder.

5 3.5 Committee Decisions Decisions of the Committee with respect to this Policy shall be final, conclusive and binding on all Executive Officers subject to this Policy, unless determined by a court of competent jurisdiction to be an abuse of discretion. Any members of the Committee, and any other members of the Board who assist in the administration of this Policy, shall not be personally liable for any action, determination or interpretation made with respect to this Policy and shall be fully indemnified by the Company to the fullest extent under applicable law and Company policy with respect to any such action, determination or interpretation. The foregoing sentence shall not limit any other rights to indemnification of the members of the Board under applicable law or Company policy. 3.6 No Indemnification Notwithstanding anything to the contrary in any other policy of the Company, the governing documents of the Company or any agreement between the Company and an Executive Officer, (i) no Executive Officer shall be indemnified by the Company (or any of its affiliates) against the loss of any Erroneously Awarded Compensation, (ii) the Company (and each of its affiliates) shall be prohibited from paying or reimbursing an Executive Officer for purchasing insurance to cover any such loss and (iii) no Executive Officer shall be entitled to (and each Executive Officer waives any right to) any advancement of expenses from the Company under applicable law, any certificate of incorporation or bylaw or other governing document of the Company under any indemnification agreement between the Company or any of its affiliates for any expenses (including attorney’s fees), liabilities or losses (including judgments, fines, taxes, penalties or amounts paid in settlement) incurred by the undersigned as a result of, or in connection with, any action taken or proceeding commenced by the Company to enforce the Policy. 3.7 Agreement to Policy by Executive Officers The Committee shall take reasonable steps to inform Executive Officers of this Policy and the Executive Officers shall acknowledge receipt and adherence to this Policy in writing. This Policy, including Section 3.6, shall continue to apply to an Executive Officers after the Executive Officer has ceased to be an employee of the Company. 3.8 Exhibit Filing Requirement A copy of this Policy and any amendments thereto shall be filed as an exhibit to the Company’s Annual Report on Form 10-K. 3.9 Amendment The Board may amend, modify or supplement all or any portion of this Policy at any time and from time to time in its discretion. 3.10 Clawback Policy Acknowledgement [TO BE SIGNED BY EACH OF THE COMPANY’S EXECUTIVE OFFICERS] Clawback Policy Acknowledgment I, the undersigned, agree and acknowledge that I am fully bound by, and subject to, all of the terms and conditions of the Northwest Bancshares, Inc. Clawback Policy (as may be amended, restated, supplemented or otherwise modified from time to time, the “Policy”) and that I have been provided a copy of the Policy. In the event of any inconsistency between the Policy and the terms of any employment or similar agreement to which I am a party, or the terms of any compensation plan, program or agreement under which any compensation has been granted, awarded, earned or paid, the terms of the Policy shall

6 govern. If the Committee determines that any amounts granted, awarded, earned or paid to me must be forfeited or reimbursed to the Company, I will promptly take any action necessary to effectuate such forfeiture and/or reimbursement. I understand and agree that the Policy shall continue to apply to me after my employment with the Company has ceased. I further understand and agree that, notwithstanding anything to the contrary in any other policy of the Company, the governing documents of the Company or any agreement between myself and the Company, (i) I shall not receive indemnification from the Company (or any of its affiliates) against the loss of any Erroneously Awarded Compensation, (ii) the Company and its affiliates are prohibited from paying or reimbursing me for purchasing insurance to cover any such loss and (iii) I shall not be entitled to (and I waive all rights to) any advancement of expenses from the Company or any of its affiliates under applicable law, any certificate of incorporation or bylaw or other governing document of the Company or any of its affiliates under any indemnification agreement between the Company or any of its affiliates for any expenses (including attorney’s fees), liabilities or losses (including judgments, fines, taxes, penalties or amounts paid in settlement) incurred by the undersigned as a result of, or in connection with, any action taken or proceeding commenced by the Company to enforce the Policy. Name Date Title 4 Definitions Accounting Restatement - an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Accounting Restatement Date - the earlier to occur of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (ii) the date a court, regulatory agency, or other legally authorized body directs the Company to prepare an Accounting Restatement. Erroneously Awarded Compensation - in the event of an Accounting Restatement, the amount of Incentive-Based Compensation previously received that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts in such Accounting Restatement. The amount of Erroneously Awarded Compensation shall be determined on a gross basis without regard to any taxes paid by the relevant Executive Officer; provided, however, that for Incentive-Based Compensation based on the Company’s stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement: (i) the amount of Erroneously Awarded Compensation shall be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received and (ii) the Company must maintain documentation of the determination of such reasonable estimate and provide such documentation to the Stock Exchange.

7 Executive Officer - the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. An executive officer of the Company’s parent or subsidiary is deemed an “Executive Officer” if the executive officer performs policy making functions for the Company. Financial Reporting Measure - any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure; provided, however, that a Financial Reporting Measure is not required to be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission to qualify as a “Financial Reporting Measure.” For purposes of this Policy, “Financial Reporting Measure” includes, but is not limited to, stock price and total shareholder return. Incentive-Based Compensation - any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Received - incentive-based compensation received in the Company’s fiscal period during which the financial reporting measure specified in the incentive-based compensation award is attained, even if the payment or grant of the incentive-based compensation occurs after the end of that period. 5 Policy Governance 5.1 Policy Owner The Chief People Officer owns and maintains this Policy and is responsible for preparing the Policy for the annual review and approval. 5.2 Policy Approval The Enterprise Risk Management Committee (ERMC) is responsible for recommending this Policy to the Compensation Committee for approval. The Compensation Committee will review and approve this policy annually. 5.3 Change Management The Chief People Officer is responsible for managing the policy review process and identifying, implementing, and owning all changes. If the review concludes that no change to the Policy is required, the Chief People Officer must acknowledge the conclusion. Policy updates must be listed in the Policy Administration Section (reference Section 7). 5.4 Non-Material Revisions Non-material revisions are routine, minor changes that do not alter the meaning or scope of the document nor change the rights or expectations of the individuals to whom the document applies. Examples of non- material revisions may include, but not limited to, reformatting, administrative clarification, editorial or technical changes, grammatical corrections, or document ownership changes that do not change department ownership. Non-material revisions will be approved by the document owner and documented in Section 7 and will not be subject to the Policy Approval as defined in Section 5.2. 5.5 Policy Breach Escalation Breaches of this Policy must be escalated to the Chief People Officer, who will inform the Compensation Committee, depending on severity.

8 5.6 Policy Exceptions The Chief People Officer must document all requests for a Policy exception and provide to the Compensation Committee for approval, depending on severity. 6 References • N/A 7 Policy Administration Revision Date Summary of Revisions Approval Date Approved By 11/18/2024 • Moved policy ownership from Chief Legal Counsel to Chief People Officer 12/10/2024 Based on Davis Polk review: • Changes to 3.6 No Indemnification language • Enhanced Policy Acknowledgement paragraph 9/23/2025 • Converted to current policy template 10/10/2025 11/19/2025 Recommended Approval by ERMC Approved by Compensation Committee